Exhibit 4(b)





                  SUPPLEMENTAL INDENTURE NO. 1



                  dated as of __________, 19__


                               to


                   COLLATERAL TRUST INDENTURE


                  dated as of __________, 19__



                             among



                    W3A FUNDING CORPORATION,


                LOUISIANA POWER & LIGHT COMPANY


                              and


                    BANKERS TRUST COMPANY,
                not in its individual capacity
                     but solely as Trustee

           SUPPLEMENTAL INDENTURE NO. 1, dated as of __________, 19__, among W3A Funding Corporation, a Delaware corporation (the "Company"), LOUISIANA POWER & LIGHT COMPANY, a Louisiana corporation ("LP&L"), and BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee"),


                     W I T N E S S E T H :

           WHEREAS, the Company and LP&L have heretofore executed and delivered to the Trustee a Collateral Trust Indenture, dated as of __________ __, 199_ (the "Original Indenture"), to provide for the issuance from time to time of the Company's bonds, notes or other evidences of indebtedness to be issued in one or more series (the "Securities"); and

           WHEREAS, Sections 2.03 and 11.01 of the Original Indenture provide, among other things, that the Company, LP&L and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series as permitted by said Sections 2.03 and 11.01; and

           WHEREAS, the Company and LP&L (a) desire the issuance by the Company of [two] series of Securities to be designated as hereinafter provided and (b) have requested the Trustee to enter into this Supplemental Indenture No. 1 for the purpose of establishing the form and terms of the Securities of such series (said Original Indenture, as supplemented by this Supplemental Indenture No. 1, being hereinafter called the "Indenture"); and

          WHEREAS, all action on the part of the Company and LP&L necessary to authorize the execution and delivery of this Supplemental Indenture No. 1 and the issuance of the aforesaid
Securities has been duly taken; and

           WHEREAS, all acts and things necessary to make the Securities of the series herein created and established, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture No. 1 and the creation and issuance under the Indenture of such Securities have in all respects been duly authorized;

           NOW,  THEREFORE,  THIS SUPPLEMENTAL  INDENTURE  NO.  1
WITNESSETH:

          That in order to establish the form and terms of and to authorize the authentication and delivery of the Securities of the series herein created and established, and in consideration of the acceptance of such Securities by the holders thereof and of the sum of one dollar duly paid to the Company by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company and LP&L each covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                          ARTICLE ONE

                           THE BONDS

          SECTION 1.01.  Terms of the Bonds.

           There are hereby created and established two separate series of Securities designated, respectively, "Waterford 3 Secured Lease Obligation Bonds, ____% Series due ____" (hereinafter sometimes called the "Series ____ Bonds") and "Waterford 3 Secured Lease Obligation Bonds, ____% Series due ____" (hereinafter sometimes called the "Series ____ Bonds" ). The Series ____ Bonds and the Series ____ Bonds are hereinafter sometimes referred to, collectively, as the "Bonds". The Bonds of each series shall be issued in the aggregate principal amounts, shall bear interest at the rates per annum and shall have the Stated Maturities of principal set forth below:

                         Original        Interest         Final
                     Principal Amount     Rate          Maturity

Series ____ Bonds        $                     %
Series ____ Bonds                              %
                         $

The Series ____ Bonds and the Series ____ Bonds shall be substantially in the form of Exhibit A hereto. The interest on the Bonds of each series of Bonds shall be due and payable as and from the most recent interest payment date to which interest has been paid or duly provided for or, with respect to any Bond issued prior to the first interest payment date, the date of original issuance thereof, semiannually on _________ and
_________ in each year (commencing ______________), until the principal amount of the Bonds of such series is paid in full or duly provided for. Payment of the principal of and premium, if any, and interest on each Bond shall be made to the Holder thereof upon presentation and surrender thereof at the corporate trust office of any Paying Agent, except that payments of interest and Installment Payment Amounts on such Bond, other than such amounts payable on the Stated Maturity thereof, shall be made without presentation or surrender thereof, by check drawn upon the Paying Agent and mailed to the address of the Holder of such Bond at the close of business on the Regular Record Date for such payment (except as provided in Section 2.16 of the Original Indenture in the case of a defaulted interest or Installment Payment Amount payment) as such address shall appear in the Security Register and except that if such Holder shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Lessee, the Trustee and such Holder.


          SECTION 1.02.  Installment Payments of Principal.

          (a) Installment Payments. On each Installment Payment Date set forth below, the Company shall pay an installment of principal of each Bond of each series equal in amount to the Installment Payment Percentage set forth below for such Installment Payment Date multiplied by the Original Principal Amount (as hereinafter defined) of such Bond. "Original Principal Amount", when used with respect to the Bonds of either series, means the principal amount identified as such on the face of such Bond.

         Installment             Installment Payment Percentage
         Payment Date

                                   Series ____     Series ____
                                       Bonds           Bonds








           (b) Certain Adjustments to Installment Payments and Stated Maturity. (i) The principal amount of Bonds of either series to be paid in installments on Installment Payment Dates and at Stated Maturity for such series may be adjusted (a "Payment Adjustment") and at Stated Maturity at the direction of the Company, such adjustment to be correlative, as to amounts and dates, to any adjustment to the principal amortization schedule of the Pledged Lessor Bonds of the corresponding series issued under any Lease Indenture pursuant to Section 6.03 of
Supplemental Indenture No. 2 to such Lease Indenture; provided, however, that (A) no Payment Adjustment shall be made by the
Company which will increase or decrease the average life of the Bonds of any series (calculated in accordance with generally accepted financial practice) from the date of initial issuance by more than 6 months and (B) the Company shall elect to make such adjustment upon (and only upon) the direction of the Owner Trustee in accordance with Section 2(c) of the Participation Agreement. If the Company shall elect to make the foregoing adjustment, the Company shall deliver to the Trustee and LP&L at least 30 days prior to the first payment date proposed to be affected by such adjustment, a Company Request (A) stating that the Company has elected to make a Payment Adjustment as contemplated in this Section, (B) setting forth a revised maturity and Installment Payment Percentage Schedule applicable to the Bonds of each series as to which a Payment Adjustment is to be made, (C) attaching a copy of the revised principal schedule or schedules for the Pledged Lessor Bonds of the corresponding series, and (D) attaching calculations showing that
(x) the average life of the Bonds of the affected series will not be reduced or increased except as permitted by this subsection (b), (y) the aggregate principal amount of the Pledged Lessor Bonds identified on Schedule 1 hereto equals the aggregate principal amount of the Bonds and (z) the principal amortization schedules of such Pledged Lessor Bonds are such as to provide funds sufficient to repay in full, as and when due, the principal of the Bonds as and when scheduled to become due, whether upon payment of applicable Installment Payment Amounts on Installment Payment Dates or at Stated Maturity. The Trustee may conclusively rely on such Company Request and shall have no duty with respect to the calculations referred to in the foregoing clause (D), other than to make them available for inspection by any Holder of Bonds at the Corporate Trust Office upon reasonable notice and during business hours. The Trustee shall, at the expense of LP&L, send to each Holder of Bonds of the series in respect of which a Payment Adjustment has been made at least 20 days before the first payment date to be affected thereby, by first class mail, a copy of a schedule of principal amounts of Bonds to be repaid after giving effect to such Payment Adjustment.

           (ii) In the event that there shall have been any partial redemption of the Bonds of either series (other than pursuant to principal installment payments), each Installment Payment Amount for each Bond of a series subsequent to such redemption shall be reduced by (i) in the case of a partial redemption pursuant to Section 1.05 hereof, an amount equal to the amount obtained by multiplying such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of Bonds of such series redeemed pursuant to such partial redemption, and the denominator shall be the aggregate unpaid principal amount of Bonds of such series Outstanding immediately prior to such redemption and (ii) in the case of a partial redemption pursuant to Section 1.03 hereof, an amount such that the aggregate of all principal installment payments to be made on the Bonds of such series on the relevant Installment Payment Date shall be equal to the amount of principal of the Pledged Lessor Bonds to be paid on such date under the remaining Lease Indenture, any such reduction to be made on a pro rata basis, as nearly as practicable, among the Holders of the Bonds of such series.

          SECTION 1.03.  Redemption upon Lease Termination.

            If  any  Lease  is  to  be  terminated  pursuant   to
Section 13(f) or (g) or Section 14 thereof, or Section 16(d)(5) of the related Participation Agreement, and all Lessor Bonds issued under the related Lease Indenture are to be prepaid, Bonds, equal in principal amount to the Pledged Lessor Bonds issued under such Lease Indenture shall be redeemed, on the date on which such Lessor Notes are to be prepaid, at a Redemption Price equal to the unpaid principal amount thereof plus accrued interest to the Redemption Date, all subject, however, except in the case of a termination pursuant to Section 14 of such Lease, to the right of LP&L to assume such Lessor Bonds in which event there shall be no redemption of Bonds as a consequence of such termination.

          SECTION 1.04.  Sinking Fund Redemption.

           There shall be no Sinking Fund for the retirement of the Bonds of either series.

          SECTION 1.05.  Other Redemption.

      The Bonds of each series shall be subject to redemption, at the option of the Company, in whole at any time or in part from time to time, at the Redemption Price of 100% of the unpaid principal amount of the Bonds to be so redeemed, plus accrued interest, if any, thereon to the Redemption Date, plus, if such redemption is made prior to the applicable Premium Termination Date, the Make-Whole Premium, if any. "Make-Whole Premium" shall mean, with respect to the principal amount of any Bond to be redeemed on any Redemption Date, the amount which the Investment Banker determines as of the third Business Day prior to such Redemption Date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Bond, computed on a semi-annual basis by discounting such payments on each January 2 and July 2 at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Bond plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Bond to be redeemed on such Redemption Date and the denominator of which shall be the aggregate unpaid principal amount of such Bond; provided that the aggregate unpaid principal amount of such Bond for the purpose of clauses (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such Redemption Date. "Premium Termination Date" means _________ for a Series __ Bond and _______ for a Series __ Bond. "Investment Banker" shall mean an independent investment banking institution of national standing appointed by LP&L or, if the Trustee does not receive notice of such appointment at least ten days prior to a scheduled Redemption Date or if an event of default under any Lease shall have occurred and be continuing, appointed by the Owner Trustee. "Treasury Rate" shall mean, with respect to each Bond to be redeemed, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Bond, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Bond and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Bond, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Bond is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third business day prior to the applicable Redemption Date. "Average Life Date" shall mean, with respect to any Bond to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Bond. "Remaining Weighted Average Life" shall mean, with respect to any Bond to be redeemed, the number of days equal to the quotient obtained by dividing (A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Bond by (2) the number of days from and including the redemption date, to but excluding the scheduled payment date of such principal payment by (B) the unpaid principal amount of such Bond.


           Section  1.06.  Selection by Trustee of  Bonds  to  be
Redeemed.

           Subject to the provisions of subsection (a) and (b) of
Section 6.03 of the Original Indenture, if fewer than all of the Bonds of either series are to be redeemed, the particular Bonds of such series to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee by prorating, as nearly as practicable, the principal amount of such Bonds to be redeemed among the Holders of such Bonds.

                          ARTICLE TWO

                     PLEDGE OF LESSOR BONDS

          Section 2.01.  Pledge of Lessor Bonds.

           To secure the payment of the principal of and premium, if any, and interest on all the Securities from time to time Outstanding under the Indenture, and the performance of the covenants therein and herein contained, the Company by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, pledge, confirm to the Trustee and create a security interest in favor of the Trustee, for the benefit of the Holders, in the Lessor Bonds identified on
Schedule 1 hereto (herein referred to as the "Pledged Lessor Bonds"), to be held by the Trustee, in trust, for the uses and purposes, and subject to the covenants and conditions, set forth in the Original Indenture.


                         ARTICLE THREE

                         MISCELLANEOUS

          SECTION 3.01.  Execution as Supplemental Indenture.

          This Supplemental Indenture No. 1 is executed and shall be construed as an indenture supplemental to the Original
Indenture and, as provided in the Original Indenture, this Supplemental Indenture No. 1 forms a part thereof.

          SECTION 3.02.  Definitions.

           Capitalized  terms used which are not  defined  herein
shall   have  the  meanings  ascribed  thereto  in  the  Original
Indenture.

          SECTION 3.03.  Counterpart Execution.

           This Supplemental Indenture No. 1 may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

          SECTION 3.02.  Governing Law.

           This Supplemental Indenture No. 1 is being and will be executed and delivered in the State of New York, shall be deemed to be a contract made in such State and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that laws of other jurisdictions are mandatorily applicable.


           IN WITNESS WHEREOF, the Company, LP&L and the Trustee have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.


                              W3A FUNDING CORPORATION



                              By
                                   Title:  Vice President


                              LOUISIANA POWER & LIGHT COMPANY



                              By
                                   Title:  Vice President


                              BANKERS TRUST COMPANY, not in its
                              individual capacity but solely
                              as Trustee



                              By
                                   Title:  Vice President

STATE OF NEW YORK        )
                         )ss.:
COUNTY OF NEW YORK       )


            Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ____________, within my jurisdiction, the within named _____________, who acknowledged that he is a Vice President of W3A Funding Corporation, a Delaware corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.





                             ___________________________________
                                   Notary Public







My Commission Expires:




__________________________

STATE OF LOUISIANA       )
                         )ss.:
PARISH OF ORLEANS        )


            Personally appeared before me, the undersigned authority in and for the said parish and state, on this ____ day of _____________, within my jurisdiction, the within named ___________, who acknowledged that he is a ______________________
_________ of LOUISIANA POWER & LIGHT COMPANY, a Louisiana corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.





                          ___________________________________
                                   Notary Public







My Commission Expires:




__________________________

STATE OF NEW YORK        )
                         )ss.:
COUNTY OF NEW YORK       )


            Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of ________________, within my jurisdiction, the within named ________________, who acknowledged that he is a Vice President of BANKERS TRUST COMPANY, a New York banking corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.





                       ___________________________________
                                   Notary Public







My Commission Expires:




__________________________

STATE OF NEW YORK        )
                         )ss.:
COUNTY OF NEW YORK       )


          Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of _______________, within my jurisdiction, the within named ________________, who acknowledged that he is a Vice President of BANKERS TRUST COMPANY, a New York banking corporation, Trustee under the above and foregoing instrument, and that for and on behalf of the said corporation, and as its act and deed in said capacity as Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.





                             ___________________________________
                                    Notary Public







My Commission Expires:




__________________________

                                                       SCHEDULE 1


                      PLEDGED LESSOR BONDS

        Lessor Bonds Issued Under Lease Indenture No. 1

                    Principal      Interest
Series    Number      Amount         Rate         Maturity

           R-1A
           R-1B


        Lessor Bonds Issued Under Lease Indenture No. 2

                    Principal      Interest
Series    Number      Amount         Rate         Maturity

           R-2A
           R-2B


        Lessor Bonds Issued Under Lease Indenture No. 3

                    Principal      Interest
Series    Number      Amount         Rate         Maturity

           R-3A
           R-3B

                                                        EXHIBIT A


                          FORM OF BOND

                            [FRONT]
NUMBER
R-
                    ________________________

                          WATERFORD 3
                 SECURED LEASE OBLIGATION BOND,
                         % SERIES DUE

  INTEREST RATE         MATURITY DATE            CUSIP
          %

REGISTERED HOLDER:



ORIGINAL PRINCIPAL AMOUNT:                                DOLLARS

          W3A Funding Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to the Registered Holder named above, or registered assigns, the unpaid portion of the Original Principal Amount (stated above) in installments on each Installment Payment Date as set forth on the reverse hereof with the final installment due and payable on the Maturity Date (stated above) and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the principal amount remaining unpaid from time to time from the most recent interest payment date to which interest has been paid or duly provided for or, if this Bond is dated prior to __________, the date of the original issuance of Bonds of this series, semiannually on __________ and __________ in each year, commencing __________, at the Interest Rate (stated above) per annum, until the principal hereof is paid in full or made available for payment. The interest or Installment Payment Amount so payable shall, as provided in such Indenture, be paid to the person in whose name this Bond (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the Regular Record Date (all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Indenture referred to on the reverse hereof) for such interest or installment of principal, which shall be the __________ (with respect to a __________ interest payment date) or __________ (with respect to a __________ interest payment date), as the case may be (whether or not a Business Day), next preceding such interest payment date or Installment Payment Date. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest or defaulted installment to be fixed by the Trustee (as defined on the reverse hereof), notice of which shall be given to the Holders of the Bonds not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of, and premium, if any, and interest on this Bond shall be made upon presentation and surrender hereof at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts, except that payment of interest and Installment Payment Amounts (other than that payable on the Stated Maturity hereof) shall be made, without presentation or surrender hereof, by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register and except that if such Holder shall be a securities depositary, such payment shall be made by such means in lieu of check as shall be agreed upon by LP&L (as hereinafter defined), the Trustee and such Holder.

          As provided in the Indenture, in any case where any Redemption Date, Installment Payment Date or the Stated Maturity of principal of or any installment of interest on any bond, or any date on which any defaulted interest or principal is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Bond) payment of interest and/or principal and premium, if any, shall be due and payable on the next succeeding Business Day with the same force and effect as if made on or at such nominal Redemption Date, Stated Maturity, Installment Payment Date or date on which the defaulted interest or principal is proposed to be paid and no interest shall accrue on the amount so payable for the period from and after such Redemption Date, Stated Maturity, Installment Payment Date or date for the payment of defaulted interest or principal, as the case may be.

          Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated:

                                   W3A FUNDING CORPORATION


                                   By
                                        Vice President
Attest
              Secretary


CERTIFICATE OF AUTHENTICATION

This is one of the Securities
of the series designated therein
referred to in the within-mentioned
Indenture

                               , as Trustee


By
     Authorized Officer


Dated __________________________

                             [BACK]

                    W3A FUNDING CORPORATION

                          WATERFORD 3
                 SECURED LEASE OBLIGATION BOND,
                          % SERIES DUE

          This Bond is one of an authorized issue of Securities of the Company known as its "Secured Lease Obligation Bonds,
% Series due     " (the "Bonds").  The Bonds are issued under and
secured by a Collateral Trust Indenture, dated as of ________ (the "Original Indenture"), among the Company, Louisiana Power & Light Company, a Louisiana corporation ("LP&L"), and Bankers Trust Company, not in its individual capacity but solely as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by Supplemental Indenture No. 1, dated as of __________, among such parties (together, and as thereafter amended in accordance with its terms, the "Indenture"). The Indenture permits the issuance of additional series of Securities for the purposes and as provided therein. All Bonds are secured equally and ratably with one another and with any other Securities of the Company issued under the Indenture, as amended or supplemented. Reference is hereby made to the Indenture and any supplements or amendments thereto for a description of the nature and extent of the Securities issued thereunder, the property assigned, pledged and transferred thereunder and the respective rights of the Holders of the Bonds and of the Trustee and the Company in respect of such security and the terms upon which the Bonds are and are to be authenticated and delivered. The Holder of this Bond, by its acceptance hereof, is deemed to have consented and agreed to all the terms and provisions of the Indenture.

          The unpaid principal of and premium, if any, and interest on this Bond are payable from and secured by the assets subject to the lien of the Indenture and the income and proceeds received by the Trustee therefrom and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture.

          The Indenture provides that certain promissory bonds ("Pledged Lessor Bonds") are subject to the lien of the Indenture and that additional Pledged Lessor Bonds, as and when issued, can be made subject to the lien of the Indenture pursuant to Indenture supplements. The Pledged Lessor Bonds subject to the lien of the Indenture on the date of the initial issuance of Bonds were issued by First National Bank of Commerce, as owner trustee under each of Trust Agreement No. 1, Trust Agreement
No. 2 and Trust Agreement No. 3 (each, a "Trust Agreement" and, together, the "Trust Agreements"), each such Trust Agreement with the institutional investor party thereto (each such institutional investor, an "Owner Participant"). Such Pledged Lessor Bonds were issued under either Indenture of Mortgage and Deed of Trust No. 1, or Indenture of Mortgage and Deed of Trust No. 2 or Indenture of Mortgage and Deed of Trust No. 3, each such indenture between an owner trustee, as owner trustee and lessor (a "Lessor") and Bankers Trust Company and Stanley Burg, not in their individual capacities but solely as Corporate Indenture Trustee and Individual Indenture Trustee, respectively, (each of such indentures, as it was executed and delivered and as thereafter amended in accordance with its terms, being herein called a "Lease Indenture" and each trustee thereunder being herein called a "Lease Indenture Trustee"). Reference is made to each Lease Indenture for a description of the nature and extent of property assigned, pledged, transferred and mortgaged thereunder and the rights of the holders of Pledged Lessor Bonds. Except as expressly provided in a Lease Indenture, all payments of principal, premium, if any, and interest to be made on a Pledged Lessor Bond issued under such Lease Indenture will be made only from the assets subject to the lien of such Lease Indenture or the income and proceeds received by the Lease Indenture Trustee therefrom, including, in the case of each Lease Indenture, the rights of the Lessor which is a party thereto to receive basic rentals and certain other payments under a Facility Lease with LP&L relating to an undivided interest in certain assets constituting part of Unit No. 3 of the Waterford Steam Electric Generating Station (each of such Facility Leases, as it was executed and delivered and as thereafter amended in accordance with its terms being herein called a "Lease"), which basic rentals and other payments will be at least sufficient to provide for the scheduled payments of the principal of and interest on each Pledged Lessor Note issued under such Lease Indenture. Each Holder of this Bond, by its acceptance hereof, is deemed to have agreed (x) that it will look solely to the assets subject to the lien of the Indenture or the income or proceeds received by the Trustee therefrom, to the extent available for distribution to the Holder hereof as provided in the Indenture, and (y) that none of any Owner Participant, any Lessor, any Lease Indenture Trustee or the Trustee is liable to the Holder hereof or, in the case of any Owner Participant, Lessor or Lease Indenture Trustee, to the Trustee, for any amounts payable on this Bond, or, except as provided in the Indenture with respect to the Trustee, for any liability under the Indenture.

          With certain exceptions as therein provided, the supplementation of the Indenture for the purpose of adding any provisions thereto, or changing in any manner or eliminating any of the provisions thereof, will require the consent of the Holders of not less than a majority in aggregate unpaid principal amount of all Securities of all series at the time Outstanding under the Indenture considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate unpaid principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of not less than a majority in unpaid principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

          On each Installment Payment Date set forth below, the Company shall pay an installment of principal of this Bond equal (subject to adjustment as hereinafter described) in amount to the Installment Payment Percentage set forth below for such Installment Payment Date multiplied by the Original Principal Amount stated on the face of this Bond.

      Installment                    Installment          Outstanding
      Payment Date                  Payment Percentage   Balance Factor


The "Outstanding Balance Factor" as used in the foregoing table is for descriptive purposes only, and, unless there has been a partial redemption or a default or another installment payment adjustment, when multiplied by the Original Principal Amount of this Bond, represents the remaining unpaid principal amount of this Bond as of the Installment Payment Date indicated after payment of the principal installment on such date.

          As provided in the Indenture, the stated maturity and the amount of installment payments of principal for the Bonds may be adjusted, subject to certain restrictions, at the discretion of the Company in connection with certain recalculations of basic rent pursuant to either of the Leases; provided, however, that no payment adjustment shall be made by the Company which will increase or decrease the average life of the Bonds of any series (calculated in accordance with generally accepted financial practice) from the date of initial issuance by more than 6 months.

          In the event of any partial redemption of Bonds (other than pursuant to the aforementioned principal installment payments) the amount of each installment payment of principal to be paid thereafter pursuant to the installment payment schedule indicated above and at stated maturity shall be adjusted in accordance with the Indenture.

          Notwithstanding anything to the contrary set forth herein or in the Indenture, the unpaid principal amount hereof recorded on the Security Register maintained by the Security Registrar shall be controlling as to the remaining unpaid principal amount hereof.

          If any Lease is to be terminated pursuant to
Section 13(f) or (g) or Section 14 thereof, or Section 16(d)(5) of the related Participation Agreement, and all Lessor Bonds issued under the related Lease Indenture are to be prepaid, Bonds, equal in principal amount to the Pledged Lessor Bonds issued under such Lease Indenture, shall be redeemed, on the date on which such Lessor Bonds are to be prepaid, at a redemption price equal to the unpaid principal amount thereof plus accrued interest to the Redemption Date, all subject, however, except in the case of a termination pursuant to Section 14 of such Lease, to the right of LP&L to assume such Lessor Bonds in which event there shall be no redemption of Bonds as a consequence of such termination.

          The Bonds of this series shall be subject to redemption, at the option of the Owner Trustee, in whole at any time or in part from time to time, at the Redemption Prices of 100% of the unpaid principal amount of such Bonds to be so redeemed, plus accrued interest, if any, thereon to the date fixed for redemption, plus the Make-Whole Premium, if any, for the Bonds calculated as provided in the Indenture.

          In the event that any of the Bonds are called for redemption, notice shall be given to the Holders in accordance with Section 6.04 of the Original Indenture not less than 20 nor more than 60 days prior to the redemption date.

          With respect to any notice of redemption of Bonds (and not with respect to installment payments of principal payable on Installment Payment Dates) unless, upon the giving of such notice, such Bonds shall be deemed to have been paid in accordance with the provisions of the Indenture, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made.

          Bonds (or portions thereof as aforesaid) for which redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

          If an Event of Default shall occur, the unpaid principal of this Bond may become or be declared due and payable in the manner and with the effect provided in the Indenture.

          This Bond is transferable by the Holder hereof in person or by attorney authorized in writing, at the Corporate Trust Office of the Security Registrar (or if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough). Upon surrender for registration of transfer of this Bond, the Company shall execute, and the Trustee (or any Authenticating Agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series, of authorized denominations and of like tenor and aggregate principal amount.

          The Bonds are issuable only as registered Bonds without coupons in denominations of $1,000 and/or any integral multiple thereof. As provided in and subject to the provisions of the Indenture, Bonds may be exchanged for other Bonds of the same series, of authorized denominations, and of like tenor and aggregate principal amount, upon surrender at any office maintained for such purpose pursuant to the Indenture.

          No service charge will be made to any Holder of Bonds for any such transfer or exchange but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The person in whose name this Bond is registered shall be deemed to be the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, regardless of any notice to anyone to the contrary.

          As provided in the Indenture, the Indenture and the Bonds shall be construed in accordance with and governed by the laws of the State of New York.